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                                                                    EXHIBIT 23.6

                       Consent of Independent Accountants

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of our report dated March 18, 2000 relating to the financial statements of Home Financial Network, Inc. which appears in the Current Report on Form 8-K dated February 3, 2000 (as amended) of Sybase, Inc. We also consent to the reference to us under the heading "Experts."

/s/ PRICEWATERHOUSECOOPERS, LLP
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    PricewaterhouseCoopers, LLP

Stamford, Connecticut
March 14, 2001